Ex. 99.1

Jason Pharmaceuticals, Inc. Reaches Proposed Consent Agreement with FTC

OWINGS MILLS, Md., July 26, 2012 – Jason Pharmaceuticals, Inc. (the “Company”), a subsidiary of Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven, portion-controlled weight-loss products and programs, today announced that it has reached a proposed consent agreement with the Federal Trade Commission (“FTC”), resolving the FTC’s non-public investigation of certain statements in the Company’s advertising for its weight-loss programs.

The new agreement will replace a previous consent order entered into by the Company and the FTC in 1992. The FTC expressed concern that some of the Company’s advertising contained claims which were not compatible with current standards for substantiation. For example, in line with the FTC’s recently published consumer research, the FTC objected to the Company’s use of the words “up to” in conjunction with advertised weight loss claims.

As a leader in the weight loss industry, the Company remains committed to fairly providing consumers with as much information as possible, and has agreed to modify certain advertising claims in this regard. In addition, the Company has agreed to ensure that its clinical studies meet the protocol contained in the proposed consent agreement. The Company agreed to pay a civil penalty of $3.7 million, without conceding any wrongdoing or liability, to resolve the FTC’s concerns and avoid protracted legal proceedings. The proposed consent agreement must be accepted by the FTC and submitted for approval to a federal district court before it becomes effective.

Conference Call

In a separate news release issued today, Medifast, Inc. announced its second quarter 2012 financial results. Medifast will host a conference call for investors to discuss and to review its second quarter results at 4:30 p.m. ET today. Participants from Medifast will be Michael C. MacDonald, Executive Chairman and Chief Executive Officer, Brendan Connors, Chief Financial Officer, and Margaret Sheetz, President and Chief Operating Officer.

The call will be broadcast live over the Internet hosted at the Investor Relations section of Medifast's website at www.choosemedifast.com, and will be archived online through August 9, 2012. In addition, listeners may dial (877) 705-6003.

A telephonic playback will be available from 7:30 p.m. ET, July 26, 2012, through August 9, 2012. Participants can dial (877) 870-5176 to hear the playback and enter passcode 397537.

About Medifast

Medifast, Inc. (NYSE: MED) is a leading United States manufacturer and provider of clinically proven, portion-controlled weight-loss products and programs. The Medifast brand has been recommended by over 20,000 doctors and used by over one million clients since 1980. The Company is committed to enriching lives by providing innovative choices for lasting health. Medifast programs have been proven effective through studies by researchers from major university teaching hospitals. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape for Life personal coaching division, 3) medically supervised Medifast Weight Control Centers, and 4) a national network of wholesale physicians and medical practices. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, please visit http://www.choosemedifast.com.

Forward Looking Statements
Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Associates and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:

Brendan Connors	ICR, Inc.
Chief Financial Officer	Katie Turner
ir@choosemedifast.com	John Mills
(646) 277-1228

Media Contact:

ICR, Inc.

Alecia Pulman

Alecia.pulman@icrinc.com

(203) 682-8224